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                                                                   EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated May 13, 1997 included in Egghead's Registration Statement on Form S-4 (File No. 333-31251). It should be noted that we have not audited any financial statements of Egghead subsequent to March 29, 1997 or performed any audit procedures subsequent to the date of our report.

                                       ARTHUR ANDERSEN LLP

Seattle, Washington
August 28, 1997